UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2013

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

On February 7, 2013, Select Medical Holdings Corporation issued a press release announcing its estimated financial results for its fourth quarter and year ended December 31, 2012 in connection with a proposed incremental extension of credit under its senior secured credit facility. A copy of that press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information under this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall be deemed to be “filed,” rather than furnished, for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01      Other Events

The Company recently became aware that on January 8, 2013, a federal magistrate judge unsealed an Amended Complaint in United States of America and the State of Indiana, ex rel. Doe I, Doe II and Doe III v. Select Medical Corporation, Select Specialty Hospital-Evansville, Evansville Physician Investment Corporation, Dr. Richard Sloan and Dr. Jeffrey Selby. The Amended Complaint, which has not been served on the Company, is a civil action filed under seal on September 28, 2012 in the United States District Court for the Southern District of Indiana by private plaintiff-relators on behalf of the United States and Indiana under the federal False Claims Act and Indiana False Claims and Whistleblower Protection Act. The Amended Complaint identifies the plaintiff-relators as Doe I, Doe II and Doe III, and describes them as the CEO and two case managers at the Company’s long term acute care hospital in Evansville, Indiana (“SSH-Evansville”). The named defendants include the Company, SSH-Evansville, Evansville Physician Investment Company, the Company’s joint venture partner in SSH-Evansville (“EPIC”), and two physicians who have practiced at SSH-Evansville. On February 6, 2013, the District Court issued an order dismissing EPIC without prejudice after the plaintiff-relators filed, on January 31, 2013, a Notice of Voluntary Dismissal of EPIC, to which the United States and Indiana consented. The Notice of Voluntary Dismissal states, among other things, that the United States filed a notice with the Court on December 28, 2012 that it had not completed its investigation and thus would not intervene in the action at that time. The U.S. Attorney’s Office for the Southern District of Indiana has informed the Company’s counsel that, despite the lifting of the seal, the United States is continuing its investigation in order to determine whether or not to intervene in the matter at some point.

The Amended Complaint alleges that the defendants manipulated the length of stay of patients at SSH-Evansville in order to maximize reimbursement under the Medicare prospective payment system applicable to long-term acute care hospitals. It also alleges that the defendants manipulated the discharge of patients to other facilities and the timing of readmissions from those facilities in order to enable SSH-Evansville to receive two separate Medicare payments and causing the other facility to submit claims for unnecessary services. The Amended Complaint discusses the federal Stark Law and Anti-Kickback Statute and implies that the behavior of physicians referring to or providing services at SSH-Evansville was based on their financial interests. The Amended Complaint further alleges that Dr. Selby, a pulmonologist formerly on the medical staff of SSH-Evansville, performed unnecessary bronchoscopies at the hospital with the knowledge of the Company, and that Dr. Sloan, the Chief Medical Officer and an attending physician at SSH-Evansville, falsely coded the diagnoses of Medicare patients in order to increase SSH-Evansville’s reimbursement. Moreover, the Amended Complaint alleges that the practices at SSH-Evansville involved corporate policies of the Company used to maximize profit at all Select long-term acute care hospitals. The Amended Complaint alleges that, through these acts, the defendants have violated the federal False Claims Act and Indiana False Claims and Whistleblower Protection Act and are liable for unspecified treble damages and penalties.

As previously disclosed, beginning in April 2012, the Company and SSH-Evansville have received various subpoenas and demands for documents relating to SSH-Evansville, including a request for information and subpoenas from the Office of Inspector General of the U.S. Department of Health and Human Services and subpoenas from the Office of Attorney General for the State of Indiana, and the Evansville (Indiana) Police Department has executed a search warrant at SSH-Evansville. The Company has produced and will continue to produce documents in response to, and intends to fully cooperate with, these governmental investigations. At this time, the Company is unable to predict the timing and outcome of this matter.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 7, 2013, announcing estimated financial results for the fourth quarter and year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: February 7, 2013	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 7, 2013, announcing estimated financial results for the fourth quarter and year ended December 31, 2012.